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Sale of Future Receipts Agreement

This Sale of Future Receipts Agreement ("Agreement") effective, 10/30/2026 , is made by and between Funders App LLC d/b/a/ GMFunding ("Buyer", "we", or "us"), each Seller identified below ("Seller" or "you"), and each person who signs this Agreement as a Guarantor (each a "Guarantor").

Seller and Guarantor Information

Seller Legal Name(s)	MOBILEWALLA HOLDCO, INC.
DBA	MOBILEWALLA	EIN	[***]
Entity Type	Corporation	Where Organized	GA
Seller Address	[***]
Owner	Name: Jay Clark	Title:
SSN: [***]
Address: [***]
	Email: [***]	Phone: [***]
Additional Guarantor(s)	Anindya Datta	SSN: [***]
SSN:
SSN:

Purchase Information

The transaction contemplated by this Agreement is a purchase of Future Receipts. "Future Receipts" means all payments received by Seller, or its right to receive such payments, in the ordinary course of Seller’s business, including but not limited to (a) payments made by cash, check, Automated Clearing House ("ACH") or other electronic transfer; (b) payments, or rights to payments, made by credit card, debit card, bank card, charge card (each such card shall be referred to herein as a "Payment Card"); (c) accounts and payment intangibles; and (d) payments made by any other form. You will deliver the entire Purchased Amount of Future Receipts to us over time by allowing us to debit the Periodic Amount (which is subject to adjustment) on each Remittance Day. We will debit the Periodic Amount from one or more deposit accounts authorized by you for this purpose (each, an "Authorized Account").

Purchase Price	How we calculated the Periodic Amount
$200,000.00

The Periodic Amount is the Specified Percentage of the average sales revenue we estimate you will receive. Our estimate is based on a review of your past revenue. We used information you provided to us to make this estimate. Beginning on the first Remittance Day, the Periodic Amount will be the amount identified on this page. You have the right to adjust the Periodic Amount to better reflect actual revenue as it changes over time. Please refer to Section 4 (Reconciliation Process) to learn how you can adjust the Periodic Amount.

Purchased Amount of Future Receipts
$290,000.00
Periodic Amount	Remittance Days will occur:
$10000.00	o Every Weekday (i.e., Monday through Friday) Weekly o Weekly* *We will notify you of the day or days on which each Remittance Day will occur.
Specified Percentage
8%

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Amounts Deducted from Purchase Price:
Prior amount due remitted to Buyer	$0.00
Prior amount due remitted to third parties	$0.00
Applicable Fees (see the attached Fee Exhibit for an itemized list of fees)	$10,000.00
Total Amount Deducted From Purchase Price
Net Funded Amount
This is the Purchase Price minus the Total Amount Deducted from Purchase Price. This is the total dollar amount of funds to be deposited into your Authorized Account. The Net Funded Amount may change if the amounts needed to satisfy any prior amount due changes between when we prepared this Agreement and funding	$190,000.00

1. Sale of Future Receipts. Seller hereby sells and assigns to Buyer, without recourse, the Purchased Amount of Future Receipts described above. As payment for the Purchased Amount, Buyer agrees to pay Seller the Purchase Price shown above and Seller will receive funds equal to the Net Funded Amount.

2. Buyer’s Acceptance of Agreement. The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Net Funded Amount, shown above, into any Authorized Account. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to any Authorized Account and the ability to withdraw the initial Periodic Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial.

3. Delivery of Purchased Amount. If Remittance Days are to occur on a frequency other than daily, then Buyer will notify Seller on or before the date Buyer has accepted this Agreement, of the day of the week or month (as applicable) on which Remittance Days will occur. The Purchased Amount will be delivered to Buyer each Remittance Day in a series of remittances each equal to the Periodic Amount. Seller authorizes Buyer to debit an Authorized Account on each Remittance Day, by initiating an ACH debit entry or by creating a remotely created check or electronically created item, in the amount of the initial Periodic Amount or, following any adjustment pursuant to Section 4 (Reconciliation Process), the adjusted Periodic Amount. For this purpose, Seller shall provide Buyer with all required account information and will provide an appropriate ACH authorization to Buyer. Seller agrees not to change any account information without prior written consent from Buyer. If a Remittance Day occurs on a bank holiday, Seller authorizes Buyer to initiate a debit entry on the next day on which Seller’s bank is open in an amount equal to the Periodic Amount and, if Remittance Days are scheduled to occur every Weekday, Buyer may initiate the debit entry in an amount equal to the Periodic Amount scheduled for the next day, plus the Periodic Amount that would have been debited on the preceding bank holiday. If any ACH entry, check, or electronically created item is returned or rejected for insufficient funds, then Seller will pay Buyer a returned entry fee of $35. In addition, Seller will reimburse Buyer for any charges incurred by Buyer resulting from the returned ACH entry, check, or electronically created item. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement.

4. Reconciliation Process (IMPORTANT PROTECTION FOR Seller). The Periodic Amount is based on an estimate of the Specified Percentage of Seller’s Future Receipts. At any time, Seller or Buyer have the right to require a new review of Seller’s revenue for the purpose of evaluating whether the Periodic Amount continues to accurately reflect the Specified Percentage of Seller’s actual revenue for the period reviewed (a "reconciliation").

a.
How Seller may Request a Reconciliation. Seller may request a reconciliation by sending an email to [***].
b.
How Buyer may Request a Reconciliation. Buyer may request a reconciliation in writing via regular mail or e-mail.
c.
Reconciliation Review. After receiving or making a request for reconciliation pursuant to this Agreement, Buyer shall calculate Seller’s average revenue for the 30-day period preceding the reconciliation request (the "Review Period"). Seller shall cooperate with any reconciliation by providing bank statements or other records of Seller’s actual revenue received during the Review Period ("Reconciliation Information"). Reconciliation Information may be provided electronically. Seller shall also provide Buyer with any

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reasonably requested assistance or other information needed to access or view any Reconciliation Information. Upon receipt of the Reconciliation Information, Buyer shall promptly (but no later than 3 calendar days following such receipt) calculate whether the total of all Periodic Amounts remitted to Buyer during the Review Period was greater than the Specified Percentage of Seller’s actual revenue during the Review Period (an "excess") or less than the Specified Percentage of Seller’s actual revenue during the Review Period (a "shortfall").
d.
Adjusting the Periodic Amount. If there was an excess, then Buyer shall decrease the Periodic Amount for each subsequent Remittance Day. If there was a shortfall, then Buyer may (but is not required to) increase the Periodic Amount for each subsequent Remittance Day. In either case, Buyer shall adjust the Periodic Amount to an amount equal to the Specified Percentage of Seller’s reasonably anticipated average revenue, based on the Reconciliation Information.
e.
Failure to Provide Reconciliation Information. If Seller requests a reconciliation and fails to provide the Reconciliation Information within seven (7) calendar days after Seller’s reconciliation request, Buyer may consider Seller’s reconciliation request withdrawn. If Buyer requests a reconciliation and Seller fails to provide the Reconciliation Information within seven (7) calendar days after Buyer’s reconciliation request, Buyer may adjust the Periodic Amount based on the best information reasonably available to Buyer.
f.
True-Up Remittance. In addition to adjusting the Periodic Amount as described above, either party may, in connection with any reconciliation, request a "true-up" remittance as described in this section. Upon such a request, Buyer will review the Reconciliation Information and calculate the excess or shortfall, if any, as described above. Within 5 business days after making that calculation, Buyer shall credit the amount of any excess, or debit the amount of any shortfall, by initiating the appropriate credit or debit entry to the Authorized Account.

5. Changing the Remittance Day. The parties may change the frequency of the Remittance Day pursuant to this Section. The effective date of any change to the Remittance Day is referred to herein as the "Change Effective Date". Any change to the Remittance Day will be accompanied by a change to the Periodic Amount immediately following the Change Effective Date. The process for requesting changes to the Remittance Day and calculation of the Periodic Amount is described below.

a.
Changing Remittance Day to occur each Weekday. Either Buyer or Seller may request that a weekly or monthly Remittance Day be changed to occur on each Weekday. The party requesting a change must notify the other party in accordance with Section 19 (Notices). The Change Effective Date shall take effect promptly, but no later than one week from the date such notice is either sent or received by Buyer. Immediately after the Change Effective Date, the new Periodic Amount shall be adjusted to an amount equal to: (a) the Periodic Amount immediately prior to the Change Effective Date, divided by five (in the case of a change from a weekly Remittance Day) or twenty (in the case of a change from a monthly Remittance Day).
b.
Changing Remittance Day to occur weekly. When the Remittance Day is scheduled to occur each Weekday, the Remittance Day may be changed to occur weekly, but only if both parties agree to such change in writing (which may be memorialized in an electronic record, including email). To be effective, both parties must agree on the day each Remittance Day will occur. Immediately after the Change Effective Date, the new Periodic Amount shall be adjusted to an amount equal to: (a) the Periodic Amount immediately prior to the Change Effective Date, multiplied by five.
c.
Effect on reconciliation. Following any Change Effective Date, subsequent adjustments to the Periodic Amount pursuant to Section 4 (Reconciliation Process) shall account for the change in the frequency of the Remittance Day as described above.

6. Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or remittance schedule and no time period during which the Purchased Amount must be collected by Buyer.

a.
No right or obligation to repurchase Future Receipts. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount and Seller retains no legal or equitable interest therein. Seller acknowledges that it has no right or obligation to repurchase the Purchased Amount from Buyer.

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b.
Valid excuses. Seller shall be excused from any obligation to remit Periodic Amounts during any period that Seller’s business ceases its operations due to adverse business conditions that occurred for reasons outside Seller’s control. Bankruptcy of the Seller is not an event of default under this Agreement.
c.
Buyer’s assumption of risk. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business goes bankrupt or Seller otherwise ceased operations in the ordinary course of business. Buyer is buying the Purchased Amount knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain.

7. Fees and Charges. The fees and charges owed by Seller are as described in this Agreement. Some or all of the Origination Fee may be paid to a broker. Otherwise, Buyer is NOT CHARGING ANY BROKER FEES to Seller. If Seller is charged another such fee, Seller acknowledges that it is not being charged by Buyer.

8. Early Delivery Option. If this Agreement contains an Early Delivery Schedule, then Seller may at its option elect to remit the remaining balance of the Purchased Amount to Buyer on an accelerated basis in a discounted amount described in the Early Delivery Schedule attached to this Agreement (the "Early Delivery Option"). The Early Delivery Option is subject to any conditions identified in the Early Delivery Schedule.

9. Credit Report and Financial Information Authorizations.

a.
Seller and each of the Guarantors signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of the Guarantors for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its owners, and (iii) to contact personal and business references provided by Seller to Buyer, at any time now or for so long as Seller and/or Guarantors continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.
b.
Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, banking or financial statements, tax returns, etc., as Buyer deems necessary and reasonable prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.
c.
Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

10. Authorization to Contact Current and Prior Banks. Seller authorizes all of its banks and brokers and its Payment Card processor(s) to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon a breach of this Agreement. Seller hereby further authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collection purposes and in order to confirm that Seller is exclusively using an Authorized Account for the deposit of all Future Receipts of the Seller.

11. Right to Cancel. Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within 3 calendar days after Buyer has delivered the Net Funded Amount to Seller. Seller may exercise this right by notifying Buyer that it is cancelling this Agreement and remitting to Buyer the following amount in immediately available U.S. funds: (a) the Net Funded Amount, and (b) any portion of the Purchase Price that was advanced to third parties. Seller’s right to cancel shall be effective only if Buyer receives both the notice and the required payment no later than 5:00 PM Eastern Time on the third calendar day following the date on which Seller received the Net Funded Amount.

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12. Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

13. Representations, Warranties and Covenants of Seller. As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received the Purchased Amount and all fees and charges due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:

a.
Accurate and Complete Information. Seller represents, warrants, and agrees that all information provided to Buyer and all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller further agrees that Seller will be truthful in all future statements to Buyer, and will provide Buyer with accurate, complete and timely information regarding Seller’s business as required by this Agreement. Seller will provide Buyer copies of and/or electronic access to reasonably requested documentation related to Seller’s card processing activity or financial, banking, or tax affairs within five (5) calendar days of a request by Buyer. The parties agree that reasonable documentation includes but is not limited to accounts receivable aging reports, financial statements, and bank statements.
b.
No Interference. Seller must deposit all Future Receipts into an Authorized Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the "Processor") to deposit all Payment Card receipts of Seller into an Authorized Account on a daily basis. Seller agrees not to (i) change any Authorized Account without the express written consent of Buyer, (ii) create any new depository account, (iii) revoke Buyer’s authorization to debit an Authorized Account, (iv) close an Authorized Account without the express written consent of Buyer or, (v) take any other action that denies, or interferes with, Buyer’s rights under this Agreement, including but not limited to Buyer’s right to receive its share of revenue received by Seller.
c.
Stacking Prohibited. Seller shall not, without Buyer’s prior written consent, enter into: (a) any other agreement for the sale of Future Receipts, or (b) any loan agreement that encumbers Seller’s Future Receipts or requires daily or weekly remittances. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.
d.
Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly and accurately represent the financial condition of Seller at such dates. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations at the time they are provided. Seller further agrees to authorize the release of any past or future tax returns to Buyer.
e.
Compliance with Law and Governmental Approvals. Seller is in compliance and shall comply with all applicable federal, state and local laws, rules and regulations and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the businesses in which it is presently engaged and/or will engage in hereafter.
f.
Authority to Enter Into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.
g.
Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. As of the date of this Agreement, Seller does not plan to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other voluntary purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer 10 calendar days’ notice to the extent practicable.

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h.
No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement: (a) Seller has not filed, and does not plan to file, any petition for bankruptcy protection under Title 11 of the United States Code, (b) there has been no involuntary petition brought or pending against Seller, and (c) Seller has not received any communication from any third party indicating that an involuntary petition will be filed against Seller. Seller has not consulted with a bankruptcy attorney or a debt relief organization within six months prior to the date of this Agreement. Seller further warrants that, as of the date of this Agreement, it does not plan to engage the services of a debt relief organization.
i.
Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes and other assessments, including but not limited to employment, sales and use taxes.
j.
No Violation of Prior Agreements. Seller’s execution and performance of this Agreement does not conflict with and will not violate any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.
k.
Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.
l.
Seller as a Commercial Entity. Seller is entering this Agreement solely for business purposes and not as a consumer for personal, family or household purposes.

14. Rights of Buyer.

a.
Acknowledgment of Security Interest and Security Agreement. The sale of Future Receipts pursuant to this Agreement shall constitute and shall be construed and treated for all purposes as a true and complete sale from Seller to Buyer, conveying good title to the Future Receipts free and clear of any liens and encumbrances. To the extent the Future Receipts include any "accounts" or "payment intangibles" as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located ("UCC") then: (i) the sale of such accounts or payment intangibles creates a security interest as defined in the UCC, (ii) this Agreement constitutes a security agreement under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such accounts or payment intangibles. Seller further agrees that, with or without a breach of this Agreement, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make a remittance or otherwise render performance to or for the benefit of Buyer.
b.
Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit any Authorized Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.
c.
Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter during regular business hours, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.
d.
Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions, (ii) that such communications and contacts are not unsolicited or inconvenient, and (iii) that any such contact may be made at any phone number, email address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

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e.
ACH Authorization. Seller represents and warrants that, with respect to any authorization provided by Seller to permit Buyer to initiate ACH debit or credit entries to an Authorized Account ("ACH Authorization"): (i) each Authorized Account is solely owned by Seller; (ii) any person executing an ACH Authorization on behalf of Seller is an authorized signer on the Authorized Account and has the power and authority to authorize Buyer to initiate ACH transactions to and from the Authorized Account, and (iii) the Authorized Account is a legitimate, open, and active bank account used solely for business purposes and not for personal, family or household purposes. If an ACH entry is rejected by Seller’s bank for any reason other than a stop payment order placed by Seller with its bank, including without limitation insufficient funds, Seller agrees that Buyer may resubmit any ACH entry that is dishonored. Seller’s bank may charge Seller fees for unsuccessful ACH entries. Seller agrees that Buyer will have no liability to Seller for such fees. In the event Buyer makes an error in processing any ACH entry, Seller authorizes Buyer to initiate ACH entries to the applicable Authorized Account to correct the error. Seller acknowledges that the origination of ACH entries to and from an Authorized Account must comply with applicable law and applicable network rules. Seller agrees to be bound by the Rules and Operating Guidelines of Nacha (formerly known as the National Automated Clearing House Association). Seller will not dispute any ACH entry initiated pursuant to an ACH Authorization, provided the entry corresponds to the terms of the ACH Authorization. Seller requests the bank that holds the Authorized Account honor all ACH entries initiated in accordance with an ACH Authorization.

15. Remedies for Seller’s Breach of this Agreement. If Seller violates or fails to comply with any term or covenant in this Agreement, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

a.
Buyer may increase the Specified Percentage to 100% and may adjust the Periodic Amount to reflect the new Specified Percentage.
b.
Buyer shall have the right to collect the full undelivered Purchased Amount plus all fees and charges (including collection and legal fees as more fully described in this Agreement) assessed under this Agreement, which will become due and payable in full immediately.
c.
Buyer may enforce the provisions of the Guaranty of Performance against each Guarantor.
d.
Buyer may require Seller to pay Buyer all reasonable costs associated with Seller’s breach. Buyer may proceed to protect and enforce its rights and remedies by arbitration or lawsuit. In any such arbitration or lawsuit, under which Buyer shall recover judgment against Seller, Seller shall be liable for all of Buyer’s costs, including but not limited to all reasonable attorneys’ fees and court costs. However, the rights of Buyer under this provision shall be limited as provided in the arbitration provision set forth below.
e.
Buyer may debit depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on any of Seller’s banking accounts for all sums due to Buyer.
f.
If subsequent to entering this Agreement, Seller sells any Future Receipts to, or obtains a loan secured by any Future Receipts from any other person or entity ("Stacking") without Buyer’s prior written consent before Buyer collects the entire Purchased Amount, and Seller is otherwise in breach of this Agreement, then Seller agrees to pay Buyer an additional $50,000 Stacking Fee. The parties agree that the Stacking Fee is a good faith estimate of the damages caused by this breach of the Agreement including the increased resources required to be expended by Buyer to respond to the breach, the increased risk to Buyer caused by the Stacking, including the potential for having to respond to competing creditors and other damages and expenses caused by the breach.
g.
Subject to the arbitration provisions of this Agreement, all rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of breach, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

16. Modifications, Amendments. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by Buyer.

17. Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

18. Multiple Sellers. If more than one person or entity is listed as a Seller above, then the term "Seller" refers collectively to all Sellers who have signed the signature page of this Agreement. The term "Future Receipts" refers to the Future Receipts of each Seller and the calculation of the initial Periodic Amount and any adjustment to the Periodic Amount shall be based on an aggregate of the actual or projected sales revenue of all the Sellers. Each Seller agrees that Buyer’s purchase of Future Receipts hereunder constitutes a purchase of the Future Receipts of all the Sellers. Each Seller agrees that it is jointly and severally liable to Buyer for the obligation to deliver the Purchased Amount from its own Future Receipts. Each Seller agrees that the release of any other Seller from any obligations under this Agreement, whether

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in whole or in part, will not limit, reduce, release, or impair such Seller’s obligations to Buyer, including the obligation to deliver the undelivered balance of the Purchased Amount. Each Seller designates the Primary Contact Person identified above as its authorized representative for all purposes related to this Agreement and any related transactions. Buyer may treat any notice or instruction received from the Primary Contact Person as a notice or instruction from all Sellers.

19. Notices.

a.
Notices from Buyer. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller and Guarantor (as applicable) by regular mail or (at Buyer’s option) by e-mail to the Primary Contact Person. Seller and each Guarantor agrees that the Primary Contact Person is authorized to receive all communications on behalf of Seller and each Guarantor. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to the Primary Contact Person at the address set forth above or such new address communicated by the Primary Contact Person to Buyer pursuant to this Section.
b.
Notices from Seller and Guarantor. Unless another method of notice to Buyer is specifically described in this Agreement, Seller and Guarantor may send any notices to Buyer to Buyer at [***]. Notices sent to Buyer shall become effective only upon receipt by Buyer.

20. Binding Effect, Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Guarantor and their respective successors and assigns, except that neither Seller nor Guarantor shall have the right to assign its respective rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. Except as set forth in the Arbitration section, this Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to any applicable principles of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Buyer so elects, be instituted in any court sitting in New York, (the "Acceptable Forums"). Each Seller and Guarantor agrees that the Acceptable Forums are convenient to it, and submit to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, each Seller and Guarantor waives any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum. Unless prohibited by law, Buyer, Seller and Guarantor further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions.

21. Waiver of Service. Both Seller and Guarantor hereby irrevocably consent to service of process of any summons and complaint, along with any other required commencement documents, filed by Buyer pursuant to any facts or circumstances arising out of, or related to, this Agreement may be made by Certified or Regular Mail to the Seller Address listed on page one of this Agreement, or by e-mail to the Primary Contact Person. Both Seller and Guarantor consent and agree that Buyer shall not be required to provide a signed return receipt or any proof of delivery in order for service to be effective under this provision. It shall be sufficient for Buyer’s counsel to file an affirmation of service attesting to service in accordance with this provision. Seller and Guarantor understand that, by agreeing to this provision, they are agreeing to alternate methods of service that those required by the New York Civil Practice Law and Rules ("CPLR"), but also agree that any service of any action made in accordance with the provisions of the CPLR shall also be effective.

22. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

23. Interpretation. All parties hereto have had the opportunity to review this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against Buyer as drafter.

24. Entire Agreement and Severability. This Agreement embodies the entire agreement among Seller, Guarantor, and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

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25. Execution. Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. The parties agree that if a duly authorized representative of each of the parties signs this Agreement and transmits such Agreement to the other party via facsimile or electronically transmitted portable document format, such transmission shall be treated in all manner and respects as an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

26. Authorization to Contact.

a.
Authorization to Contact by Phone. Seller and Guarantor authorize Buyer, its affiliates, agents and independent contractors to contact Seller or Guarantor at any telephone number Seller or Guarantor provide to Buyer or from which Seller or Guarantor places a call to Buyer, or any telephone number where Buyer believes it may reach Seller or Guarantor, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or Guarantor incurs charges for receiving such communications.
b.
Authorization to Contact by Other Means. Seller and Guarantor also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller and Guarantor. Seller and Guarantor expressly consent to conduct business by electronic means.

27. JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ACKNOWLEDGE THEIR RIGHT TO REVIEW THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

28. CLASS ACTION WAIVER. BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTIES AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEY’S FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT), AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

29. ARBITRATION. IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION SELLER WITH THE AMERICAN ARBITRATION ASSOCIATION ("AAA") OR LIKE FORUM. BUYER WILL PROMPTLY REIMBURSE SELLER OR THE GUARANTOR FOR THE AMOUNT BY WHICH ANY ARBITRATION FILING FEE EXCEEDS THE AMOUNT REQUIRED TO FILE A LAWSUIT IN FEDERAL COURT. IF BOTH Seller AND GUARANTOR MUST PAY FILING FEES, BUYER WILL ONLY REIMBURSE SELLER. IF BUYER COMMENCES THE ARBITRATION, BUYER WILL PAY THE PORTION OF SELLER’S FILING FEE (IF ANY) THAT EXCEEDS THE AMOUNT REQUIRED TO FILE A LAWSUIT IN FEDERAL COURT. ANY ARBITRATION FEES OTHER THAN FILING FEES WILL BE ALLOCATED ACCORDING TO THE RULES OF THE ORGANIZATION ADMINISTERING THE ARBITRATION, EXCEPT AS PROVIDED IN THE NEXT SENTENCE. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR GUARANTOR OR THE RELIEF SOUGHT BY Seller OR GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY ARBITRATION FEES ONLY IF

(PV-102924-V1)

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REQUIRED BY THE AAA OR LIKE FORUM RULES. THE ARBITRATOR MAY AWARD ATTORNEY FEES AND OTHER COSTS IN ACCORDANCE WITH THIS AGREEMENT AND APPLICABLE LAW. SELLER AND GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, Seller AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION DEALING WITH THE PROHIBITION ON CONSOLIDATED, CLASS OR AGGREGATED CLAIMS IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID. THIS AGREEMENT TO ARBITRATE IS GOVERNED BY THE FEDERAL ARBITRATION ACT AND NOT BY ANY STATE LAW REGULATING THE ARBITRATION OF DISPUTES. THIS AGREEMENT IS FINAL AND BINDING EXCEPT TO THE EXTENT THAT AN APPEAL MAY BE MADE UNDER THE FAA. ANY ARBITRATION DECISION RENDERED PURSUANT TO THIS ARBITRATION AGREEMENT MAY BE ENFORCED IN ANY COURT WITH JURISDICTION. THE TERMS "DISPUTES" AND "CLAIMS" SHALL HAVE THE BROADEST POSSIBLE MEANING.

30. RIGHT TO OPT OUT OF ARBITRATION. SELLER AND GUARANTOR(S) MAY OPT OUT OF THE ARBITRATION PROVISION ABOVE. TO OPT OUT OF THE ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR DOES NOT WANT THE CLAUS TO APPLY TO THIS AGREEMENT. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY EMAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: [***].

GUARANTY OF PERFORMANCE – Each of the undersigned Guarantors agrees to the following terms:

31. Guaranteed Obligations. Guarantor agrees to irrevocably, absolutely and unconditionally guarantee to Buyer prompt and complete performance of the following obligations of Seller (the "Guaranteed Obligations"):

a.
Seller’s obligation to not (i) change any Authorized Account without the express written consent of Buyer, (ii) create any new depository account, (iii) revoke Buyer’s authorization to debit an Authorized Account, (iv) close an Authorized Account without the express written consent of Buyer or (v) take any other action that denies, or interferes with, Buyer’s rights under this Agreement, including but not limited to Buyer’s right to receive its share of revenue received by Seller;
b.
Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;
c.
Seller’s obligation to not change any of its places of business without prior written consent by Buyer;
d.
Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey its business or substantially all business assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement pursuant to documentation satisfactory to Buyer;
e.
Seller’s obligation to not enter into any other agreement for the sale of Future Receipts, or any loan agreement that encumbers Seller’s Future Receipts or requires daily remittances with any party other than Buyer without Buyer’s prior written consent for the duration of this Agreement; and
f.
Seller’s obligation to provide truthful, accurate, complete and timely information as required by this Agreement.

32. Guarantor Waivers. Buyer does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Guaranty of Performance if it is not notiﬁed of: (i) Seller’s failure to timely perform any obligation under the Agreement, (ii) any adverse change in Seller ’s ﬁnancial condition or business, (iii) Buyer’s acceptance of the Agreement, and (iv) any renewal, extension or other modiﬁcation of the Agreement or Seller ’s other obligations to Buyer. In addition, Buyer may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Guaranty of Performance: (i) renew, extend or otherwise modify the Agreement or Seller’s other obligations to Buyer, and (ii) release Seller from its obligations to Buyer. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts remitted by it under the Agreement or this Guaranty of Performance. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Seller, or any other guarantor, for any amounts remitted by it, or acts performed by it, under the Agreement or this Guaranty of Performance: (i) subrogation, (ii) reimbursement, (iii) performance, (iv) indemniﬁcation, or (v) contribution.

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33. Guarantor Acknowledgement. Each Guarantor acknowledges that Guarantor understands the seriousness of the provisions of the Agreement, including the following Sections: Credit Report and Financial Information Authorizations; Notices; Binding Effect, Governing Law, Venue and Jurisdiction; Survival of Representations, Warranties and Covenants; Interpretation; Entire Agreement and Severability; Execution; Authorization to Contact; Jury Waiver; Class Action Waiver; Arbitration; and Right to Opt Out of Arbitration.

(PV-102924-V1)

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

Seller	MOBILEWALLA HOLDCO, INC.

By	/s/ Jay D Clark

Name	Jay Clark

Title

Agreement of Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

Notice: This Agreement contains a guaranty of performance, and by signing below, you agree that you will be personally liable for the prompt and complete performance of the Guaranteed Obligations as described in the GUARANTY OF PERFORMANCE section above.

Additional Guarantor Name:	Jay Clark	/s/ Jay D Clark

SSN	[***]

Additional Guarantor Name:	Anindya Datta	/s/ Anindya Datta

SSN	[***]

Additional Guarantor Name:

SSN

12

Signature Page to Sale of Future Receipts Agreement

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ACH AUTHORIZATION AGREEMENT

This Authorization Agreement is provided to GMFunding ("Buyer") by each Seller identified on the Signature Page to this Authorization Agreement. This Authorization Agreement is provided pursuant to the Sale of Future Receipts Agreement (the "Sale Agreement") entered into between such Seller and the Buyer. Capitalized terms used in this Authorization Agreement without deﬁnition shall have the meanings set forth in the Sale Agreement.

By signing this Authorization Agreement, each Seller agrees to the following:

Seller hereby authorizes Buyer to present automated clearing house (ACH) debits to the account identified on the Signature Page to this Authorization Agreement in the amount of any Periodic Amount due on a Remittance Day, or any other amount due to Buyer from Seller (or otherwise authorized to be debited) under the terms of the Sale Agreement, as it may be amended, supplemented or replaced from time to time. Seller acknowledges that each such identified account is an "Authorized Account" as defined in the Sale Agreement. Seller also authorizes Buyer to initiate credit entries to deliver the Net Funded Amount to Seller and authorizes Buyer to initiate additional entries (debits and credits) to any Authorized Account to correct any erroneous transfers.

If Seller breaches the Sale Agreement, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Sale Agreement.

Seller authorizes Buyer to contact Seller’s financial institution to obtain available funds information and/or to verify any information Seller has provided about the Authorized Account and to correct any missing, erroneous or out-of-date information.

Seller represents and warrants that each Authorized Account is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller agrees to be bound by the Rules and Operating Guidelines of Nacha. Seller understands and agrees that any revocation or attempted revocation of this Authorization Agreement will constitute a breach of the Sale Agreement. In the event that Seller closes an Authorized Account, or the Authorized Account has insufficient funds for any ACH transaction under this Authorization Agreement, Seller authorizes Buyer to contact Seller’s financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller’s financial institution, and to initiate ACH transactions under this Authorization Agreement to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to take action in Seller’s name to facilitate this Authorization Agreement.

Seller understands that the Authorization Agreement is a fundamental condition to induce Buyer to enter into the Sale Agreement. Consequently, this Authorization Agreement is intended to be irrevocable during the course of the Sale Agreement and shall remain in full force and effect until Buyer has received all amounts due or that may become due to Buyer under the Sale Agreement.

(PV-102924-V1)

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Signature Page to Authorization Agreement

By signing below, each Seller represents that it is the holder of the account identified immediately above its signature, and agrees that such account is an "Authorized Account" account as described in the Authorization Agreement.

Account Name: (Name of account exactly as it appears on Seller’s bank statement)	Mobilewalla Holdco, Inc.
Bank Name:	[***]
ABA Transit/Routing Number:	[***]
Account Number:	[***]
Seller Signature:	/s/ Jay D Clark
Title of signer: CFO/COO

Account Name: (Name of account exactly as it appears on Seller’s bank statement)	Mobilewalla, Inc.
Bank Name:	[***]
ABA Transit/Routing Number:	[***]
Account Number:	[***]
Seller Signature:
Title of signer: CFO/COO

Account Name: (Name of account exactly as it appears on Seller’s bank statement)	Mobilewalla, Inc.
Bank Name:	[***]
ABA Transit/Routing Number:	[***]
Account Number:	[***]
Seller Signature:
Title of signer: CFO/COO

(PV-102924-V1)

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Fee Exhibit

1.
POSSIBLE CONFLICTS. If there is any conflict or inconsistency between any of the provisions of this Addendum and any provisions of the Agreement to which this Exhibit is attached, all such conflicts and inconsistencies shall follow the terms and conditions set forth in this Exhibit.
2.
AUTHORIZATION. Seller hereby authorizes Buyer to apply a portion of the Purchase Price due to the Seller to satisfy the applicable fees as per this Agreement.
3.
APPLICABLE FEES DEDUCTED FROM THE PURCHASE PRICE.
A.
Origination Fee. $10,000.00
B.
Underwriting Fee. $395.00 - Includes discounted 3rd party and internal processing costs necessary to conduct the underwriting process of the seller and associated business entities. These include, but are not limited to wire fee, UCC fees, Trupic fee, Taxguard fee and Been Verified fee.
4.
Non-Sufficient Funds Fee. ("NSF Fee"). $35.00 for each NSF. $100.00 for each blocking of depository account.
5.
ACH Program Fee. $199.00 per month for the duration of the Agreement.
6.
Collection Fee: In the event Seller breaches this Agreement for any reason, collection costs of twenty five percent (25%) of the outstanding balance shall be added. Buyer may also apply reasonable attorneys fees, and costs.
7.
Stacking Fee. If subsequent to entering this Agreement, Seller sells any Future Receipts to, or obtains a loan secured by any Future Receipts from any other person or entity ("Stacking") without Buyer’s prior written consent before Buyer collects the entire Purchased Amount, and Seller is otherwise in breach of this Agreement, then Seller agrees to pay Buyer an additional $50,000 Stacking Fee. The parties agree that the Stacking Fee is a good faith estimate of the damages caused by this breach of the Agreement including the increased resources required to be expended by Buyer to respond to the breach, the increased risk to Buyer caused by the Stacking, including the potential for having to respond to competing creditors and other damages and expenses caused by the breach.

(PV-102924-V1)

Pre-Payment Addendum

* If Merchant prepays full payback amount within 30 calendar days of scheduled payback time, payback will be discounted to $0.00

* If Merchant prepays full payback amount within 60 calendar days of scheduled payback time, payback will be discounted to $0.00

* If Merchant prepays full payback amount within 90 calendar days of scheduled payback time, payback will be discounted to $0.00

* If the Merchant elects to prepay the agreement, the sum of payments made up to that point will be applied and deducted from the aforementioned prepaid schedule of payments.

The prepayment discount schedule is offered in good faith and must meet the following criterial to apply:

1)
The merchant’s status must be "Performing"
2)
At no point can the merchants account reach a status of "Non-Performing, Legal, Collections, Suspended" or any other status other than Active.

The Agreement shall remain in full force and effect as modified by the Addendum. This Addendum shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws. The Addendum may be executed in counterparts, all of which together shall constitute one and the same instrument.

* IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, the Addendum as of the date first written above.

Merchant:	MOBILEWALLA HOLDCO, INC. DBA ~~MOBILEWALLA~~

Name:	Jay Clark

Title:	Owner

Signature:	/s/ Jay D Clark

Date:	10/30/2026

Additional Signer {2):	Anindya Datta

Signature:	/s/ Anindya Datta

Date:	10/30/2026

Additional Signer {3):

Signature:

Date: